                                                                  Exhibit (a)(1)

                           MFS MUNICIPAL INCOME TRUST



                          --------------------------

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST


                          Dated as of November 6, 2000

                                TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I--Name and Definitions..........................................    1

      Section 1.1.      Name
      Section 1.2.      Definitions

ARTICLE II--Trustees.....................................................    3

      Section 2.1.      Number of Trustees
      Section 2.2.      Term of Office of Trustees
      Section 2.3.      Resignation and Appointment of Trustees
      Section 2.4.      Vacancies
      Section 2.5.      Delegation of Power to Other Trustees

ARTICLE III--Powers of Trustees..........................................    5

      Section 3.1.      General
      Section 3.2.      Investments
      Section 3.3.      Legal Title
      Section 3.4.      Issuance and Repurchase of Securities
      Section 3.5.      Borrowing Money; Lending Trust Property
      Section 3.6.      Delegation; Committees
      Section 3.7.      Collection and Payment
      Section 3.8.      Expenses
      Section 3.9.      Manner of Acting; By-Laws
      Section 3.10.     Miscellaneous Powers
      Section 3.11.     Principal Transactions
      Section 3.12.     Trustees and Officers as Shareholders

ARTICLE IV--Investment Adviser, Distributor and Transfer Agent...........    8

      Section 4.1.      Investment Adviser
      Section 4.2.      Distributor
      Section 4.3.      Transfer Agent
      Section 4.4.      Parties to Contract

ARTICLE V--Limitations of Liability of Shareholders, Trustees and Others      9

      Section 5.1.      No Personal Liability of Shareholders,
                          Trustees, etc.
      Section 5.2.      Non-Liability of Trustees, etc.
      Section 5.3.      Mandatory Indemnification
      Section 5.4.      No Bond Required of Trustees
      Section 5.5.      No Duty of Investigation; Notice in Trust
                          Instruments, etc.
      Section 5.6.      Reliance on Experts, etc.

ARTICLE VI--Shares of Beneficial Interest................................   12

      Section 6.1.      Beneficial Interest
      Section 6.2.      Rights of Shareholders
      Section 6.3.      Trust Only
      Section 6.4.      Issuance of Shares
      Section 6.5.      Register of Shares
      Section 6.6.      Transfer of Shares
      Section 6.7.      Notices
      Section 6.8.      Voting Powers

ARTICLE VII--Determination of Net Asset Value, Net Income and
               Distributions ............................................   16

ARTICLE VIII--Duration; Termination of Trust; Amendment; Mergers, Etc. ..   16

      Section 8.1.      Duration
      Section 8.2.      Termination of Trust
      Section 8.3.      Amendment Procedure
      Section 8.4.      Merger, Consolidation and Sale of Assets
      Section 8.5.      Incorporation and Reorganization
      Section 8.6.      Conversion
      Section 8.7.      Certain Transactions

ARTICLE IX--Reports to Shareholders......................................   20

ARTICLE X--Miscellaneous.................................................   20

      Section 10.1.     Filing
      Section 10.2.     Governing Law
      Section 10.3.     Counterparts
      Section 10.4.     Reliance by Third Parties
      Section 10.5.     Provisions in Conflict with Law or Regulations

SIGNATURE PAGE...........................................................   22

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                           MFS MUNICIPAL INCOME TRUST

                          Dated as of November 6, 2000


      AMENDED AND RESTATED DECLARATION OF TRUST made November 6, 2000 by the
Trustees:

      WHEREAS, by a Declaration of Trust dated September 18, 1986, as amended and restated November 13, 1986 (the "Declaration"), the Trustees established a trust for the investment and reinvestment of funds contributed thereto known as MFS Municipal Income Trust (the "Trust"); and

      WHEREAS, the Declaration provides that a restated Declaration integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees; and

      WHEREAS, the Trustees desire to amend and to simultaneously restate the Declaration so that this Amended and Restated Declaration, on the date of its filing in the office of the Secretary of the Commonwealth of Massachusetts (the "Effective Date"), shall contain all of the provisions of the Declaration which are then in effect and operative;

      NOW THEREFORE, the Trustees hereby amend and restate the Declaration, and, on the Effective Date, the following provisions shall constitute all of the provisions of the Declaration which are then in effect and operative.

                                    ARTICLE I

                              NAME AND DEFINITIONS

      Section 1.1 Name. The name of the trust created hereby is the "MFS Municipal Income Trust."

      Section 1.2 Definitions. Wherever they are used herein, the following terms have the following respective meanings:

      (a) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

      (b) The terms "Commission," "Interested Person," and "Majority Shareholder Vote," (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) have the meanings given them in the 1940 Act.

      (c) The terms "Class" and "Class of Shares" refer to the division of Shares into two or more classes as provided in Section 6.1 hereof.

      (d) "Declaration" means this Declaration of Trust as amended and restated from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

      (e) "Effective Date" shall have the meaning set forth in the third "Whereas" clause herein.

      (f) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

      (g) The "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

      (h) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

      (i) The terms "Series" and "Series of Shares" refer to the division of Shares representing any Class into two or more Series as provided in Section 6.1 hereof.

      (j) "Shareholder" means a record owner of outstanding Shares.

      (k) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Class or Series of Shares is authorized by the Trustees, the shares of beneficial interest into which each Class or Series of Shares shall be divided from time to time, and includes fractions of Shares as well as whole Shares.

      (l) "Statement" means a certificate signed by any officer of the Trust setting forth the resolution or resolutions providing for the issuance of a Class or Classes of Shares and any Series thereof, as described in Section 6.1 hereof.

      (m) "Transfer Agent" means the party, other than the Trust, to a contract described in Section 4.3 hereof.

      (n) The "Trust" means the entity specified in Section 1.1 above.

      (o) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

      (p) The "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

      Section 2.1. Number of Trustees. Subject to the voting powers of one or more Classes or Series of Shares as set forth in this Declaration and in any Statement, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease.

      Section 2.2. Term of Office of Trustees. The Board of Trustees shall be divided into three classes. The number of Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of all of the Trustees shall expire on the date of the first annual meeting of shareholders or special meeting in lieu thereof following the first date of effectiveness of this Declaration (September 18, 1986). The term of office of the first class shall expire on the date of the second annual meeting of shareholders or special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the shareholders or special meeting in lieu thereof called for that purpose, except as provided in
Section 2.3 of this Article; provided, however, if so provided in any Statement relating to a Class or Classes of Shares and any Series thereof designated by the Trustees pursuant to Section 6.1 hereof, such Class or Classes of Shares, voting as a Class at an annual meeting of the Shareholders or special meeting in lieu thereof called for such purpose, may elect at least two (2) Trustees at all times, and, provided, further, that under the conditions enumerated in such Statement, such Class or Classes of Shares voting as a Class shall be entitled to elect at least a majority of the Trustees pursuant to the designations and powers, preferences and rights and the qualifications, limitations and restrictions of such Class or Classes of Shares as determined in accordance with the Statement relating to such Class or Classes of Shares.

Each Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) subject to the voting powers of one or more Classes or Series of Shares as set forth in this Declaration and in any Statement, a Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Classes or Series entitled to vote for the election of such Trustee. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

      Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trustees. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the voting power of one or more Classes or Series of Shares as set forth in this Declaration and in any Statement, and is subject to the provisions of Section 16(a) of the 1940 Act.

      Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

      Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

      Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

      Section 3.2. Investments. (a) The Trustees shall have the power to:

      (i) conduct, operate and carry on the business of an investment company;

      (ii) subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of United States and foreign currencies, any form of gold and other precious metals, commodity contracts, options, contracts for the future acquisition or delivery of securities and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation, states, territories and possessions of the United States and the District of Columbia and any political subdivisions, agencies or instrumentalities thereof and the United States Government, any foreign government, any political subdivisions thereof or any agencies or instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments.

      (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

      (b) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

      Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust property.

      Section 3.6. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

      Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

      Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

      Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

      Section 3.10. Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Adviser, Distributor, Transfer Agent, and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      Section 3.11. Principal Transactions. Except in transactions permitted by the 1940 Act, or any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor, or Transfer Agent or with any Interested Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

      Section 3.12. Trustees and Officers as Shareholders. No officer, Trustee or Member of the Advisory Board of the Trust, and no member, partner, officer, director or trustee of the Investment Adviser or of the Distributor, and no Investment Adviser or Distributor of the Trust, shall take a short position in the securities issued by the Trust.

                                   ARTICLE IV

              INVESTMENT ADVISER, DISTRIBUTOR AND TRANSFER AGENT

      Section 4.1. Investment Adviser. Subject to a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby a party to such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees.

      Section 4.2. Distributor. The Trustees may in their discretion from time to time enter into a contract, providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares.

      Section 4.3. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract or contracts whereby the other party to such contract shall undertake to furnish transfer agency and/or shareholder services to the Trust. The contract or contracts shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-Laws. Such services may be provided by one or more Persons.

      Section 4.4. Parties to Contract. Any contract of the character described in Sections 4.1, 4.2 or 4.3 of this Article IV or any Custodian contract, as described in the By-Laws, may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2 and 4.3 above or Custodian contracts, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

                                    ARTICLE V

                  LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

      Section 5.1. No Personal Liability of Shareholders, Trustees, etc. Subject to Section 5.3, no Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

      Section 5.2. Non-Liability of Trustees, etc. Subject to Section 5.3, no Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

      (i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

      (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Trustee or officer:

      (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

      (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

      (iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) above resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

            (A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

            (B) by written opinion of independent legal counsel.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees and officers may be entitled by contract or otherwise under law.

      (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either:

      (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

      (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

      As used in this Section 5.3, a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

      Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

      Section 6.1. Beneficial Interest. The Trustees may, without Shareholder approval, authorize one or more Classes of Shares with or without par value (which Classes may be divided into two or more Series), Shares of each such Class or Series having such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine.

As of the Effective Date, the Shares shall be divided into two Classes of Shares, a Class of an unlimited number of common shares of beneficial interest, without par value (the "Common Shares") and a Class of an unlimited number of preferred shares of beneficial interest, without par value (the "Preferred Shares"). All Shares outstanding as of the Effective Date shall be designated as Common Shares.

The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Shares are as follows and as set forth elsewhere in this Declaration.

            (a) Subject to the rights of the holders of the Preferred Shares, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

            (b) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

            (c) Subject to the rights of the holders of the Preferred Shares, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. The Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust if such holder elects to have them reinvested.

            (d) The Trustees may hold as treasury shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any Series reacquired by the Trust at their discretion from time to time. Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust.

The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares shall be as set forth in the Statement relating to the Preferred Shares.

All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

      Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Class or Series of Shares.

      Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust. Contributions to the Trust may be accepted for whole Shares and/or l/l,000ths of a Share or integral multiples thereof.

      Section 6.5. Register of Shares. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of each Class and Series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

      Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

      Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

      Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

      Section 6.8. Voting Powers. Subject to the voting power of one or more Classes or Series of Shares as set forth in this Declaration and in any Statement, the Shareholders shall have power to vote only (i) for the election of Trustees or for their removal as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract as provided in Section
4.1 hereof, (iii) with respect to termination of the Trust as provided in
Section 8.2, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 8.3, (v) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 8.4, 8.5 and 8.7, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 8.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws, any Statement or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in any Statement and except that Shares held in the treasury of the Trust shall not be voted. Notwithstanding any other provision of this Declaration, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws or any Statement or required by law, be voted in the aggregate as a single Class without regard to Classes or Series of Shares. There shall be no cumulative voting in the election of Trustees. Until Shares of a particular Class or Series are issued, the Trustees may exercise all rights of Shareholders of such Class or Series and may take any action required by law, the Declaration, the By-Laws or any Statement to be taken by Shareholders as to such Class or Series. The By-Laws and any Statement may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

      The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws, in any Statement, or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or any Class or Series of Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

                                  ARTICLE VIII

           DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

      Section 8.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

      Section 8.2. Termination of Trust. (a) Subject to the voting powers of one or more Classes or Series of Shares as set forth in this Declaration and in any Statement, the Trust may be terminated (i) by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares. Upon the termination of the
Trust:

      (i) The Trust shall carry on no business except for the purpose of winding up its affairs;

      (ii) The Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section
8.4 hereof; and

      (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in cash and partly in kind, among the Shareholders according to their respective rights and as required or permitted by the preferences and special or relative rights and privileges of any Class or Series of Shares.

      (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

      Section 8.3. Amendment Procedure. (a) Except to the extent that any Statement or applicable law may require a higher vote or the separate vote of one or more Classes or Series of Shares, and except as provided in paragraph (c) of this Section 8.3 this Declaration may be amended by a Majority Shareholder Vote or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders, to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, to authorize one or more Classes or Series of Shares or to make any additions and/or changes deemed necessary to effectuate the designations and powers, preferences and rights, and the qualifications, limitations and restrictions adopted by the Trustees with respect to any Class or Series of Shares so authorized pursuant to Article VI of this Declaration, or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

      (b) Except to the extent that any Statement or applicable law may require a higher vote or the separate vote of one or more Classes or Series of Shares, no amendment may be made under this Section 8.3 which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, Officers, employees and agents of the Trust or to permit assessment upon Shareholders.

      (c) No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 8.3, 8.4, 8.6 and 8.7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any Class or Series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

      (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      Section 8.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of Shares outstanding and entitled to vote, shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of shareholder for any sale of assets in the ordinary course of business of the Trust.

      Section 8.5. Incorporation and Reorganization. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 8.4 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

      Section 8.6. Conversion. Notwithstanding any other provision of this Declaration, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on June 1, 1986, shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares of each Class outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any Class or Series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

      Section 8.7. Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of sixty-six and two-thirds (66 2/3%) of the Shares outstanding and entitled to vote, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any Class or Series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

      (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or directly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate", or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1986, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

      (c) This Section shall apply to the following transactions:

      (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

      (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash.

      (iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

      (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

      (d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if the Board of Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

      (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

                                   ARTICLE IX

                             REPORTS TO SHAREHOLDERS

      The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Filing. This Declaration and any amendment hereto and any Statement shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      Section 10.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

      Section 10.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      Section 10.5. Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration; provided however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 6th day of November, 2000.



                                          J. Atwood Ives
                                          ---------------------------------
                                          J. Atwood Ives, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          Lawrence T. Perera
                                          ---------------------------------
                                          Lawrence T. Perera, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          Charles W . Schmidt
                                          ---------------------------------
                                          Charles W . Schmidt, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          Arnold D. Scott
                                          ---------------------------------
                                          Arnold D. Scott, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          Jeffrey L. Shames
                                          ---------------------------------
                                          Jeffrey L. Shames, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          Elaine R. Smith
                                          ---------------------------------
                                          Elaine R. Smith, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          William J. Poorvu
                                          ---------------------------------
                                          William J. Poorvu, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts



                                          David B. Stone
                                          ---------------------------------
                                          David B. Stone, as
                                          Trustee and not individually

                                          500 Boylston Street
                                          Boston, Massachusetts

                          COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS                         BOSTON, MASSACHUSETTS
                                          November 6, 2000

      Then personally appeared the above-named J. Atwood Ives, Lawrence T. Perera, William J. Poorvu, Charles W . Schmidt, Arnold D. Scott, Jeffrey L. Shames, Elaine R. Smith and David B. Stone, and who severally acknowledged the foregoing instrument to be their free act and deed.

                                          Before me,



                                          Kathleen M. White
                                          ------------------------------
                                          Notary Public
                                          My Commission Expires:  July 26, 2007